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                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 15/Amendment No. 37 to the Registration Statement Nos. 033-91226/811-06025 on Form N-6 of our report dated March 24, 2008, relating to the financial statements of each of the Investment Divisions of Metropolitan Life Separate Account UL and our report dated April 3, 2008, relating to the consolidated financial statements of Metropolitan Life Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for deferred acquisition costs, and for income taxes, as required by accounting guidance adopted on January 1, 2007, and changed its method of accounting for defined benefit pension and other postretirement plans, as required by accounting guidance adopted on December 31, 2006), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 18, 2008